UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 28, 2008
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS	0-10144	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
508 West Wall, Suite 800
Midland, Texas 79701
(Address of principal executive offices)
(432) 684-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On January 28, 2008, Dawson Geophysical Company (the “Company”) renewed its revolving line of credit loan agreement with Western National Bank, retroactively effective as of January 18, 2008. The agreement permits the Company to borrow, repay and reborrow, from time to time until January 18, 2009, up to $20.0 million. The Company’s obligations under this agreement are secured by a security interest in its accounts receivable and related collateral. Through January 31, 2008, interest will accrue at an annual rate equal to 5.63%. Beginning as of February 1, 2008, interest will accrue at an annual rate equal to either: (a) the 30-day London Interbank Offered Rate (“LIBOR”), plus two and one-quarter percent (2.25%), or (b) the Prime Rate, minus three-quarters percent (.75%), as the Company shall choose monthly. Interest on the outstanding amount under the loan agreement is payable monthly. The loan agreement contains customary covenants for credit facilities of this type, including limitations on disposition of assets and mergers and reorganizations. The Company is also obligated to meet certain financial covenants under the loan agreement, including maintaining a minimum tangible net worth (as defined in the loan agreement) of $40.0 million and maintaining specified ratios with respect to cash flow coverage, current assets and liabilities, and debt to tangible net worth. Funds from the loan agreement will be used to provide working capital for the Company. As of January 28, 2008, the Company had $5.0 million borrowed under the previous loan agreement which amount has been renewed and extended under the new loan agreement.
     All outstanding amounts owed under the loan agreement become due and payable no later than the maturity date of January 18, 2009, and are subject to acceleration upon the occurrence of events of default which the Company considers usual and customary for an agreement of this type, including failure to make payments under loan agreement, non-performance of covenants and obligations or insolvency or bankruptcy (as defined in the loan agreement).
     The foregoing description of the loan agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Line of Credit Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 22, 2008, the Compensation Committee of the Board of Directors of the Company approved a salary increase for the following named executive officer, effective immediately:

	From	To
K.S. Forsdick	$162,500	$178,750
Vice President
The increase in Mr. Forsdick’s salary is related to his relocation to Houston to oversee the Company’s Houston operations.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Revolving Line of Credit Loan Agreement, dated as of January 18, 2008, between the Company and Western National Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: January 28, 2008	By:	/s/ Christina W. Hagan

Christina W. Hagan
Executive Vice President, Secretary and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Revolving Line of Credit Loan Agreement, dated as of January 18, 2008, between the Company and Western National Bank.